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                                                                       EXHIBIT 8

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                   May 1, 2002

Board of Directors
Coastal Bancorp, Inc.
5718 Westheimer
Houston, Texas 77057

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     As special federal tax counsel to Coastal Capital Trust I (the "Issuer") and Coastal Bancorp, Inc. in connection with the issuance by the Issuer of up to $50,000,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement, and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "U.S. Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "U.S. Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P

                                           By: /s/ Kenneth B. Tabach
                                               --------------------------------
                                               Kenneth B. Tabach, a Partner